UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2009 (June 3, 2009)
O’CHARLEY’S INC.

(Exact name of registrant as specified in charter)

Tennessee	0-18629	62-1192475

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of principal executive offices)	(Zip Code)
(615) 256-8500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits

SIGNATURES
EXHIBIT INDEX
EX-10.1	Amended and Restated Executive Employment Agreement between O’Charley’s Inc. and Jeffrey D. Warne dated June 3, 2009
EX-99.1	Press Release dated June 4, 2009
EX-10.1
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 3, 2009, the Board of Directors (the “Board”) of O’Charley’s Inc. (the “Company”) named Jeffrey D. Warne as the Company’s President and Chief Executive Officer and appointed Mr. Warne a member of the Board, as well as a member of the Board’s Executive Committee, effective immediately.
     Mr. Warne has served as the president of the Company’s O’Charley’s concept since February 2006. Lawrence E. Hyatt, who had served as the Company’s Interim President and Chief Executive Officer since February 12, 2009, will remain the Company’s Chief Financial Officer and Treasurer. A description of Mr. Warne’s business background and experience is incorporated by reference to the Company’s Annual Report on Form 10-K for the Company’s 2008 fiscal year filed with the Securities and Exchange Commission on March 12, 2009.
     In connection with Mr. Warne’s appointment as the Company’s President and Chief Executive Officer, the Company entered into an Amended and Restated Executive Employment Agreement (the “Agreement”) with Mr. Warne. The Agreement has an initial term expiring March 12, 2012, and automatically renews for successive one-year terms unless either the Company or Mr. Warne provides written notice of termination at least 90 days before the expiration of the initial term or any one-year renewal term.
     Commencing on June 9, 2009, Mr. Warne’s base salary will be increased to $600,000 per year, which amount may be increased annually in the discretion of the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board. On June 3, 2009, the Company also granted Mr. Warne an option (the “Option”) under the Company’s 2008 Equity and Incentive Plan to purchase 150,000 shares of the Company’s common stock at an exercise price of $9.76 per share, which was the closing price of the Company’s common stock on the date of grant. The Option, which cliff vests on March 10, 2012, expires on March 10, 2015. For the Company’s 2009 fiscal year, Mr. Warne will be eligible for a bonus equal to the greater of (A) the amount determined in accordance with the bonus plan previously adopted for Mr. Warne for the 2009 fiscal year based on his base salary in effect prior to the date of the Agreement or (B) an amount equal to the sum of (1) for the portion of fiscal 2009 prior to his promotion on June 3, 2009, a bonus based on 70% of Mr. Warne’s base salary in effect during such period at the “Target” level (as previously established by the Compensation Committee), which such amount will be based 60% on the O’Charley’s concept’s performance and 40% on the Company’s performance and (2) for the portion of fiscal 2009 from and after the date of the Agreement, a bonus based on 100% of the base salary established by the Agreement at the “Target” level and based 100% on the Company’s performance.
     The Agreement contains provisions under which Mr. Warne agrees to (i) refrain from competing with the Company during the term of his employment and for a period of 18 months following the termination of his employment; (ii) refrain from hiring or soliciting or attempting to induce any Company employee at the level of director or above to terminate his or her employment with the Company for a period of 18 months following the termination of his employment; and (iii) not disclose any of the Company’s trade secrets or confidential business or technical information. In partial consideration for Mr. Warne’ agreement to such terms, the Company will make severance payments to him in the event that his employment is terminated without cause (as defined in the Agreement) or he terminates his employment with good reason (as defined in the Agreement). If such a termination occurs, Mr. Warne will be entitled to one and one-half times his base salary plus one and one-half times the target bonus for the year in which his termination occurs, paid over a period of 18 months; continuation of employee benefits for a period of 12 months, subject to certain limitations; and accelerated vesting of a pro-rata portion of the Option based on the number of days which have elapsed between the date of the Agreement and the date of termination.
     In the event Mr. Warne is terminated within 18 months of a change in control of the Company other than for cause, death, disability, or retirement (each as defined in the Agreement), or if Mr. Warne terminates his employment following a change in control for good reason (as defined in the Agreement), Mr. Warne will receive as severance pay in a lump sum an amount equal to the sum of (i) one and one-half times his base salary in effect immediately preceding the change in control and (ii) one and one-half times the target annual bonus for the fiscal year in which the termination occurs. If the lump sum severance payment, either alone or together with other payments which Mr. Warne has the right to receive, would be deemed to be a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, Mr. Warne may elect to have the payment reduced to the largest amount as will result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Mr. Warne will also be entitled to, in the event of such termination, continuation of health insurance benefits for 18 months. Under the terms of the Company’s 2008 Equity and Incentive Plan, the Option will vest in full upon a change in control.
     The foregoing summary of the Agreement is qualified in its entirety to such Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
     On June 4, 2009, the Company issued a press release relating to the appointment of Jeffrey D. Warne as the Company’s President and Chief Executive Officer, which is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EX-10.1	Amended and Restated Executive Employment Agreement between O’Charley’s Inc. and Jeffrey D. Warne dated June 3, 2009

EX-99.1	Press Release dated June 4, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer and Treasurer

Date: June 4, 2009